Exhibit 99.1

Polar Power Reports First Quarter 2018 Financial Results

Management to Host Conference Call Today at 4:30 p.m. EDT

GARDENA, CA – May 14, 2018 – Polar Power, Inc. (NASDAQ: POLA), a global provider of prime, backup and solar hybrid DC power solutions, reported its financial results today for the first quarter ended March 31, 2018.

Key First Quarter 2018 and Subsequent Highlights:

•	Telecommunications Market
o	Currently an approved vendor to all of the top 4 U.S. wireless carriers and to 35 overseas wireless carriers.
o	Executed a three-year commercial agreement with a Tier-1 wireless carrier customer in U.S. to deliver DC power systems nationally.
▪	During Q1 2018, this new customer persisted as our largest customer, generating 64% of our net sales.
o	Added to national ordering system for another Tier-1 wireless carrier and anticipate initial purchase orders in the second quarter of 2018, following a successful six-month testing and evaluation period.
o	Maintained progress with our legacy Tier-1 wireless carrier after completing internal sales personnel changes with customer.
▪	During Q1 2018, this customer remained our second largest customer, generating 27% of our net sales.
o	Maintained a strong international sales group covering major telecom carriers and tower operators. Full time Polar Power sales executives and support in: Singapore, Dubai, Australia, Dominican Republic, Romania, Poland, South Africa and USA:
▪	Received $0.1 million initial purchase order in Namibia through Polar Power’s local joint venture partner.
•	Positions the company as a complete turn key site solutions provider.
▪	Received initial purchase orders in Sri Lanka for two sites covering bad grid and off grid applications.
•	Customer now procuring requirements for additional sites.
▪	Completed field trials in Malaysia, Japan and added multiple new customers to field trial roster.
o	Increased manufacturing infrastructure to support future demand from domestic and international Tier-1 wireless carrier customers including:
▪	Leased a new 29,000 square foot production facility to ramp up production.
▪	Added key production staff to reduce lead times and gain efficiencies.

•	Military
o	Received a 20-unit purchase order for a light weight mobile DC power system for the U.S. Army robotic mule project after receiving Phase II approval in Q4 2017.
▪	Product will supply power to Army Robotic and Autonomous Systems (RAS), a global military strategy to remotely provide surveillance, transportation and reconnaissance over wide areas, thereby increasing standoff distances, survivability and reaction times in the battlefield.
o	Received a $0.8 million purchase order from a major U.S. defense manufacturer of military vehicles.
•	Product Development
o	Continued to invest in research and development to meet new customer requirements.
o	Commenced marketing for lower cost Summit Series Hybrid DC power system for off-grid and bad grid applications in international markets.
o	Commenced marketing for lower cost, compact 15kW horizontal DC generator to compete with AC generator in the telecom replacement market.
o	Revamped key supplier discussions and relationships to improve future margin profile on products in anticipation of increased demand for the company’s backup DC power solutions.
•	First Quarter 2018 Financial Highlights
o	Net sales decreased 2% to $4.9 million in Q1 2018, as compared to $5.0 million in Q1 2017.
o	Net sales increased 22% in Q1 2018 to $4.9 million, as compared to $4.0 million in Q4 2017.
o	Backlog increased to $2.5 million at March 31, 2018 and is currently $4.3 million at May 11, 2018.
o	Gross profit as a percentage of net sales declined to 30% in Q1 2018, as compared to 39% in Q1 2017.
o	Operating expenses increased to $1.8 million in Q1 2018, as compared to $1.0 million in Q1 2017.
o	Net loss was $0.3 million in Q1 2018, or ($0.03) per basic and diluted share, as compared to net income of $0.6 million, or $0.06 per basic and diluted share, in Q1 2017.

Financial Results for the Three Months Ended March 31, 2018

Net sales totaled $4.9 million in Q1 2018, a decrease of 2%, as compared to $5.0 million in Q1 2017. The decrease in net sales was primarily a result of a price reduction in the company’s DC power systems. Of note, the number of DC power systems sold in the first quarter was 15% greater than in the same period in 2017.

Backlog totaled $2.5 million at March 31, 2018, as compared to $1.8 million at December 31, 2017 and $1.0 million at March 31, 2017. As of May 11, 2018, backlog totaled $4.3 million, a 72% increase as compared to March 31, 2018. The increase in backlog at the end of the first quarter of 2018 as compared to the end of 2017 was attributable to increasing sales to the company’s new largest Tier-1 wireless telecommunications carrier customer, as well as increasing sales to military customers.

Gross profit decreased 23% to $1.5 million in Q1 2018, as compared to $1.9 million in Q1 2017. Gross profit as a percentage of net sales declined to 30% in Q1 2018, as compared to 39% in Q1 2017. The gross profit in Q1 2018 was negatively affected due to the price reduction in our DC power systems that took effect in March 2017, coupled with an increase in cost of materials as a result of volatility in the steel market and other raw materials markets.

The company made substantial improvements in its production facility and product line during 2017 and continues to believe that gross profit margin will improve to above 35% in subsequent quarters as the volume of sales increases.

Operating expenses increased to $1.8 million in Q1 2018, from $1.0 million in Q1 2017. The increase in operating expenses was primarily due to an increase in sales and marketing as well as research and development expenses.

Net loss in the first quarter of 2018 totaled $0.3 million, or ($0.03) per basic and diluted share, compared to a net income of $0.6 million, or $0.06 per basic and diluted share, in the first quarter of 2017. The decline in net income is attributable to a price reduction in the company’s DC power systems, coupled with higher operating expenses.

Cash at March 31, 2018 totaled $11.7 million, as compared to $14.2 million at December 31, 2017 with no long-term debt outstanding. The decrease in cash as of the comparative periods ended March 31, 2018 and December 31, 2017 was the result of a $1.8 million quarter over quarter increase to our accounts receivable caused by the timing of delivery of a large order late in the first quarter of 2018. We expect accounts receivable and cash flow to normalize as we move through 2018.

Management Commentary

“The first quarter of 2018 was highlighted with continued sequential revenue growth, improved backlog and increased diversification among our telecom, international and military segments,” said Polar Power CEO, Arthur Sams. “In fact, 25% of our backlog today is represented by the military segment and our largest wireless carrier customer in 2016 now represents less than 27% of our total net sales. I am also happy to report that our newly signed Tier-1 wireless carrier customer continues to ramp nicely and is one of the main drivers behind our sequential backlog improvement.

The steps taken in 2017 are now starting to bear fruit across all of our key verticals and we are starting to see initial purchase orders commence in our international segment. During the first quarter we received new purchase orders in our Namibia project and two Sri-Lanka project sites. We expect these orders to expand in the comping quarters as the project size represents large site rollouts by our customers in these territories. The rest of the world continues to develop as field trials in Malaysia and Japan are being completed and we are seeing the addition of multiple new customers to our international field trial roster.

On the financial front, we did experience some impact to our gross margin profile during the first quarter as volatility in the raw materials market elevated prices and we continued to invest in our production infrastructure to reduce lead times and to achieve higher efficiencies. Our decision to invest in capacity was largely based upon conversations with our Tier-1 wireless carrier customers, prospects and international sales team and the confidence we have in converting those requirements into sales opportunities. We do believe as our volume of sales increases our gross profit margin will improve to above 35%,” continued Sams.

“Another key initiative made during the first quarter to improve our gross margin profile was aligning our conversations directly with key suppliers to some of our most critical components. In fact, today I am in Japan negotiating with our core engine suppliers as I have a clear line of sight into our future demand. This clarity helps negotiate better pricing and should result in an elevated gross profit margin for our prime and backup DC power solutions.

As we enter the midpoint of the second quarter of 2018 our optimism is supported with the increase in our backlog and the potential commencement of initial orders with our newly signed Tier-1 wireless carrier customer. We believe the combination of an improved revenue trajectory, a diverse customer base, a healthy balance sheet and conservative cash management will create shareholder value in the quarters to come. We look forward to sharing more on our developing story at soon to be announced upcoming investor conferences and roadshows in key cities across the United States,” concluded Sams.

Conference Call Details

Polar Power CFO Luis Zavala and COO Raj Masina will host the conference call, followed by a question and answer period. Due to international travel, CEO Arthur Sams will be unable to make today’s earnings call, however Raj Masina will read Mr. Sams’ prepared remarks.

To access the call, please use the following information:

Date: Monday, May 14, 2018
Time: 4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number: 1-800-239-9838
International dial-in number: 1-323-794-2551
Conference ID: 8981569

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay http://public.viavid.com/index.php?id=129556 and via the investor relations section of the Company’s website at www.polarpower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through May 28, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 8981569

About Polar Power, Inc.

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, electric vehicle charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure. For more information, please visit www.polarpower.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. With the exception of historical information, the matters discussed in this press release including, without limitation, Polar Power’s belief that it is positioned for substantial revenue growth in 2018 and beyond; Polar Power’s expectation that sales to its customers will increase over the course of the next several months; the expectation that Polar Power’s gross profit as a percentage of net sales will return to within a range of 36%-42%; Polar Power’s anticipation that it will level the playing field in its sales to customers in Australia; Polar Power’s expectation that U.S. military and federal government will become a material driver of new revenue growth in the years to come; and Polar Power’s belief that its strong balance sheet, conservative cash management strategy, improved corporate governance team and product approval by its key customers will yield both short-term and long-term success are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Polar Power could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse domestic and foreign economic and market conditions, including demand for DC power systems; raw material and manufacturing costs; changes in domestic and foreign governmental regulations and policies; and other events, factors and risks. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

Chris Tyson

Managing Director

MZ North America

Direct: 949-491-8235

chris.tyson@mzgroup.us

www.mzgroup.us

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com

POLAR POWER INC.
CONDENSED BALANCE SHEETS
	March 31, 2018	December 31,
	(Unaudited)	2017
ASSETS
Current assets
Cash and cash equivalents (including restricted cash of $1,001,551 and $1,001,180 at March 31, 2018 and December 31, 2017, respectively)	11,711,172	14,201,163
Accounts receivable	4,803,925	3,058,266
Inventories, net	5,429,747	5,487,053
Prepaid expenses	527,830	236,670
Refundable income taxes	629,316	629,316
Total current assets	23,101,990	23,612,468
Other assets:
Property and equipment, net	802,789	824,076
Deposits	88,496	87,496
Total assets	23,993,275	24,524,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	454,187	757,753
Customer deposits	106,596	40,039
Accrued expenses and other current liabilities	613,952	586,391
Current portion of notes payable	102,483	110,237
Total current liabilities	1,277,218	1,494,420
Notes payable, net of current portion	107,338	126,818

Total liabilities	1,384,556	1,621,238

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 10,143,158 shares issued and outstanding	1,014	1,014
Additional paid-in capital	19,275,674	19,250,955
Retained earnings	3,332,031	3,650,833
Total stockholders’ equity	22,608,719	22,902,802

Total liabilities and stockholders’ equity	23,993,275	24,524,040

POLAR POWER INC. CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net Sales	$ 4,871,912	$ 4,966,981
Cost of Sales	3,388,274	3,050,251
Gross Profit	1,483,638	1,916,730

Operating Expenses
Sales and marketing	610,337	195,094
Research and development	464,101	76,003
General and administrative	727,786	671,425
Depreciation and amortization	8,731	7,734
Total operating expenses	1,810,955	950,256
Income (Loss) from operations	(327,317)	966,474

Other (expenses) income
Interest expense	(3,010)	(4,776)
Other income (expense)	11,525	2,462
Total other (expenses) income, net	8,515	(2,314)

Income (Loss) before income taxes	(318,802)	964,160
Income tax provision	-	371,280
Net Income (Loss)	$ (318,802)	$ 592,880

Net Income (Loss) per share – basic and diluted	$ (0.03)	$ 0.06
Weighted average shares outstanding, basic and diluted	10,143,158	10,143,158

POLAR POWER INC.

CONDENSED STATEMENTS OF CASH FLOW

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net Income (Loss)	$ (318,802)	$ 592,880
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Fair value of vested stock options	24,719	—
Depreciation and amortization	76,350	59,174
Changes in operating assets and liabilities
Accounts receivable	(1,745,659)	1,055,954
Inventories	57,305	(719,104)
Prepaid expenses	(291,160)	(98,912)
Deposits	(1,000)	—
Deferred tax assets	—	(62,656)
Accounts payable	(303,566)	306,949
Income taxes payable	—	433,936
Customer deposits	66,557	96,250
Accrued expenses and other current liabilities	27,561	(67,960)
Net cash (used) provided by operating activities	(2,407,695)	1,596,511

Cash flows from investing activities:
Acquisition of property and equipment	(55,062)	(55,957)
Net cash used in investing activities	(55,062)	(55,957)

Cash flows from financing activities:
Repayment of notes	(27,234)	(31,979)
Net cash used in financing activities	(27,234)	(31,979)

Increase (decrease) in cash and cash equivalents	(2,489,991)	1,508,575
Cash and cash equivalents, beginning of period	14,201,163	16,242,158
Cash and cash equivalents, end of period	$ 11,711,172	$ 17,750,733